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                                     EXHIBIT A

                           AGREEMENT REGARDING JOINT FILING

     The undersigned hereby agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of Whittaker Corporation.

     Dated:  March 4, 1999

CANYON CAPITAL ADVISORS LLC
a Delaware limited liability company



By: /s/ MITCHELL R. JULIS
    ----------------------------------
Name:     Mitchell R. Julis
          ----------------------
Title:    Managing Director


MITCHELL R. JULIS



/s/ MITCHELL R. JULIS
--------------------------------------
Mitchell R. Julis

JOSHUA S. FRIEDMAN



/s/ JOSHUA S. FRIEDMAN
--------------------------------------
Joshua S. Friedman

R. CHRISTIAN B. EVENSEN



/s/ R. CHRISTIAN B. EVENSEN
--------------------------------------
R. Christian B. Evensen